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                           [Shearman & Sterling Letterhead]






                                 March 19, 1998




Sun Healthcare Group, Inc.
101 Sun Lane, N.E.
Albuquerque, NM  87109


                             Sun Healthcare Group, Inc.
                         Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

          We are acting as special counsel for Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of Amendment Number 3 to the Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 33-93228). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the "Debt Securities"), which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities, as applicable (the "Indenture" or "Indentures"), proposed to be entered into between the Company and trustees to be named (the "Trustee" or "Trustees"); (ii) shares of preferred stock, $0.01 par value (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each a "Deposit Agreement") proposed to be entered into between the Company and a depositary to

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Sun Healthcare Group, Inc.                                       March 19, 1998


be named (the "Depositary"); (iii) shares of common stock, $0.01 par value per share, of the Company ("Common Stock"); (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each a "Warrant Agreement") proposed to be entered into between the Company and a warrant agent to be named (the "Warrant Agent"); and (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

          In this capacity, we have examined copies of (a) the Registration Statement, (b) the forms of Indentures, (c) the form of supplemental indenture
(d) the form of certificate of trust, (d) the forms of declaration of trust (e) the form of preferred securities guarantee and (f) originals, or copies identified to our satisfaction, of such corporate records of the Company and such other agreements and instruments, certificates of public officials and certificates of officers of the Company and other persons as we have deemed necessary as a basis for the opinions hereinafter expressed. In addition, in our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied as to factual matters upon certificates of officers of the Company, certificates of public officials and other oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indentures, the Deposit Agreement and the Warrant Agreement will be duly authorized, executed and delivered by the Trustees, the Depositary and the Warrant Agent, respectively, and that any Debt Securities, Receipts or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees, the Depositary or the Warrant Agent, respectively.

          Our opinions expressed below are limited to laws of the State of New York and Federal laws of the United States, and we do not express any opinion herein concerning any other laws. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          We have assumed that (i) the Company has duly authorized the issuance of the Offered Securities and the filing of the Registration Statement under Delaware law; (ii) the

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Sun Healthcare Group, Inc.                                       March 19, 1998


Indentures, the Deposit Agreement and the Warrant Agreement will be duly authorized, executed and delivered by the Company under Delaware law; (iii) the choice of New York law in the Indentures, the Deposit Agreement and the Warrant Agreement is legal and valid under the laws of other applicable jurisdictions; and (iv) the execution by the Company of the Indentures, the Deposit Agreement and the Warrant Agreement and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the board of directors of the Company (the "Board of Directors"), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants), when issued and sold, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (c) the enforcement thereof may be limited by public policy considerations which may limit the rights of parties to obtain further remedies, (d) the waiver as to stay, extension or usury laws (including the waiver contained in Section 5.15 of the applicable Indenture) may not be enforceable, (e) the enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) the enforcement thereof may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

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Sun Healthcare Group, Inc.                                       March 19, 1998


          2. With respect to the shares of any series of Preferred Stock, including, if applicable, Depositary Shares representing fractional interests in any Preferred Stock (together, the "Offered Preferred Stock"), when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation") in the form to be filed as an exhibit to the Registration Statement; any amendment thereto or any document incorporated by reference therein; (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) in the case of Depositary Shares, the Deposit Agreement in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered; and (viii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (and, in the case of Depositary Shares, such Preferred Stock certificates are delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York against issuance of the Receipts in accordance with the terms of the Deposit Agreement), (1) the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrants), when issued and sold, will be duly authorized and validly issued and will be fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized and validly issued and will be fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and the conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation, provided that the consideration therefor is not less than the par value thereof.

          3. With respect to any Receipts (the "Offered Receipts"), when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Receipts and related matters; (ii) the terms of the Offered Receipts and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the

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Sun Healthcare Group, Inc.                                       March 19, 1998


Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Receipts have been duly executed, delivered and countersigned in accordance with the provisions of the Deposit Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Receipts, when issued and sold, will constitute valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (c) the enforcement thereof may be limited by public policy considerations which may limit the rights of parties to obtain further remedies.

          4. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (a) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally,
(b) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (c) the enforcement thereof may be limited by public policy considerations which may limit the rights of parties to obtain further remedies.

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Sun Healthcare Group, Inc.                                       March 19, 1998


          5. With respect to any offering of Common Stock, when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock (including any duly issued upon exercise of any Warrants), when issued and sold, will be duly authorized and validly issued and will be fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

            This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the holders of the Offered Securities, and may not be made available to any other person or entity without our prior written consent. As stated above and in accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof; we disclaim any duty to update such opinion.


                                       Very truly yours,

                                       /s/ Shearman & Sterling